EXHIBIT 99.5

SEPARATION FROM EMPLOYMENT AGREEMENT AND RELEASE

1. This Separation from Employment Agreement and Release (this “Agreement”), effective as of May 13, 2013, is between Kenneth D. Schwarz (the “Executive”) and Fortress International Group, Inc. (the “Company”), its subsidiaries, affiliated entities, direct or indirect owners and its and their respective officers, directors, employees, agents, predecessors, successors, purchasers, assigns, representatives, fiduciaries, and insurers (collectively, the “Released Parties”).

2. Reference is made to that certain Executive Employment Agreement (the “Employment Agreement”), effective as of September 27, 2012, between the Company and the Executive. All capitalized terms used in this letter agreement but not defined herein shall have the meanings set forth in the Employment Agreement. This Agreement supplement and modifies the terms of the Employment Agreement. Except as expressly provided in this Agreement, all provisions of the Employment Agreement remain in full force and effect.

3. The Executive shall supervise the preparation of the Form 10-Q and sign the Form 10-Q on behalf of the Company and, if accurate, the certifications required to be signed by the Chief Financial Officer of the Company that are required to be filed as exhibits to the Form 10-Q. Effective the later of the date (the “Filing Date”) that is (a) May 17, 2013 or (b) the date the Company files its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “Form 10-Q”) with the Securities and Exchange Commission, the Executive will cease to be the Chief Financial Officer or an officer of the Company. As of the Filing Date, the Executive shall be placed on special assignment to assist the Company in transitioning his responsibilities and continue to report to the Company’s Chief Executive Officer. Unless requested by the Company’s Chief Executive Officer, it will not be necessary for the Executive to report to the Company’s headquarters. Following the Filing Date, the Executive acknowledges that he cannot act on behalf of the Company without the express written authorization of the Company’s Chief Executive Officer.

4. The Company and the Executive agree that the Employment Period shall be terminated in accordance with Section 5.4 of the Employment Agreement effective August 23, 2013, which will be the “Date of Termination” under the Employment Agreement. If the Executive elects and remains eligible for health coverage pursuant to COBRA, the Company will, for a period beginning on the Date of Termination and ending December 31, 2013, pay a percentage of the premium (subject to withholding under Section 3.5 of the Employment Agreement) for such COBRA health coverage equal to the percentage of the premium for health insurance coverage paid by the Company on the Date of Termination. Prior to the Date of Termination, the Executive shall submit all invoices and expense reports for reimbursement under Section 4 of the Employment Agreement. Other than the health insurance benefits contemplated by this Section 4, the Executive shall not be entitled to any other salary or compensation from the Company under the Employment Agreement (including without limitation any payments under Section 5 of the Employment Agreement) or otherwise following the Date of Termination, and no Person shall be entitled to participate in any other employee benefit plan of the Company after the Date of Termination.

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5. The Executive acknowledges that all options to purchase common stock of the Company previously granted to the Executive shall have been forfeited effective as of the Date of Termination.

6. As consideration for the benefits described in Section 4, the Executive, deeming this Agreement to be fair, reasonable, and equitable, and intending to be legally bound hereby, agrees to and hereby does, forever and irrevocably fully waive the Executive’s right to assert any and all forms of legal claims against the Released Parties, of any kind whatsoever, whether known or unknown, arising from the beginning of time through the date of this Agreement. Except as set forth below, the Executive’s waiver and release herein is intended to bar any form of legal claim, complaint or any other form of action (a “Claim”) against the Released Parties seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages, or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against the Released Parties, for any alleged action, inaction or circumstance existing or arising through the date of this Agreement. Without limiting the foregoing general waiver and release, the Executive specifically waives and releases the Released Parties from any Claim arising from or related to the Executive’s employment relationship with the Released Parties or the termination thereof, including, without limitation:

•	Claims under any state or federal discrimination, fair employment practices or other employment related statute, regulation or executive order (as they may have been amended through the date of this Agreement) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any Claims arising under the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Age Discrimination in Employment Act and any similar Maryland or other state statute.

•	Claims under any other state or federal employment related statute, regulation or executive order (as they may have been amended through the date of this Agreement) relating to other terms and conditions of employment. Without limitation, specifically included in this paragraph are any Claims arising under the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and any similar state statute.

•	Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence.

•	Any right to recover from any complaints, charges or lawsuits filed by any federal or state agency on the Executive’s behalf.

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•	Any other Claim arising under state or federal law.

7. Notwithstanding the foregoing, this Agreement does not:

•	release the Released Parties from any obligation expressly set forth in this Agreement or from any obligation, including without limitation obligations under the Workers Compensation laws, which as a matter of law cannot be released;

•	prohibit the Executive from filing a charge with the Equal Employment Opportunity Commission (“EEOC”);

•	prohibit the Executive from participating in an investigation or proceeding by the EEOC or any comparable state or local agency; or

•	prohibit the Executive from challenging or seeking a determination in good faith of the validity of this release or waiver under the Age Discrimination in Employment Act and does not impose any condition precedent, penalty, or costs for doing so unless specifically authorized by federal law.

8. The Executive understands that this Agreement is not an admission of liability under any statute or otherwise by the Released Parties, and that the Released Parties do not admit, but deny, any violation of Executive’s legal rights, and that Executive shall not be regarded as a prevailing party for any purpose, including but not limited to, determining responsibility for or entitlement to attorneys’ fees, under any statute or otherwise. The Executive agrees that in the event the Executive brings a Claim in which the Executive seeks damages or other relief from any Released Party, or in the event the Executive seeks to recover against any Released Party in any Claim brought by a governmental agency on the Executive’s behalf, this Agreement shall serve as a complete defense to such Claims.

9. Neither the Company nor the Executive shall issue or cause the publication of any press release or other public announcement with respect to the subject matter of this Agreement other than the announcement attached hereto as Exhibit A, except for any release or announcement required by applicable law or the rules or regulations of the Securities and Exchange Commission. The Executive shall not make any public statement, or engage in any conduct, that is disparaging to the Company, or any of its employees, officers, directors or stockholders, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspects of the business of the Company. The Company shall not make any public statement, or engage in any conduct, that is disparaging to the Executive. Notwithstanding any term to the contrary herein, neither party shall be in breach of this Section 9 for the making of any truthful statements required by law under oath.

10. The Executive and the Company have entered into an Invention Assignment and Confidentiality Agreement (the “Assignment Agreement”). The Executive reaffirms his obligation to comply with all of the post-termination obligations in the Assignment Agreement and the Employment Agreement, including without limitation Sections 5, 6 and 7 of the Employment Agreement. For purposes of Section 7 of the Employment Agreement, the Restrictive Period shall commence on the Date of Termination.

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11. The Executive also agrees that:

•	the Executive is entering into this agreement knowingly and voluntarily;

•	the Executive has been advised by the Company to consult an attorney;

•	the Executive has been given the right to take 21 days to consider the terms of this Agreement;

•	if any part of this Agreement is found to be illegal or invalid, the rest of the Agreement will be enforceable; and

•	the Company shall have the right to terminate the Executive’s employment for Cause under Section 5.1 of the Employment Agreement if the Executive breaches the terms of this Agreement or the Employment Agreement.

12. Upon the request of the Company, the Executive shall immediately return all property of the Company in his possession, including but not limited to all key cards, equipment, and originals and copies of all files, books, manuals, records, lists, printouts, software and any other documents of the Company. Notwithstanding the foregoing, the Executive shall have the opportunity to purchase the computer previously used by the Executive for a price mutually agreed in good faith by the Company and the Executive. The Executive acknowledges that he shall not retain any copies of any documents, records or files in either written or electronic form.

13. After the Executive signs this Agreement, the Executive will have seven (7) days to revoke it. If the Executive wants to revoke it, the Executive should deliver a written revocation to Christopher R. Johnson, c/o Miles & Stockbridge P.C., 100 Light Street, Baltimore, Maryland 21202. If the Executive does not revoke it, the Executive will receive the salary continuance payments and other benefits described in Section 4 of this Agreement. The Company will not pay any salary continuance payments prior to the expiration of the seven-day period described in this Section 13.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first written above.

COMPANY:

FORTRESS INTERNATIONAL GROUP, INC.:

By: /s/Anthony Angelini
Name: Anthony Angelini
Title: Chief Executive Officer

EXECUTIVE:

/s/ Kenneth D. Schwarz
Kenneth D. Schwarz

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